Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 033-48728) on Form S-8 of Chromcraft Revington, Inc. and Subsidiaries of our report dated April 20, 2012, relating to our audits of the consolidated financial statements which appear in this Annual Report on Form 10-K of Chromcraft Revington, Inc. and Subsidiaries for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP

Schaumburg, Illinois
April 20, 2012